Exhibit 23.01






                CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 pertaining to the Temple-Inland Inc. 1997 Stock Option Plan, the Temple-Inland Inc. 2001 Stock Incentive Plan, and the Temple-Inland Inc. 2003 Stock Incentive Plan of our report dated February 2, 2004, included in the Annual Report (Form 10-K) of Temple-Inland Inc.
for the year ended January 3, 2004, filed with the Securities and Exchange Commission, with respect to the consolidated financial statements of Temple-Inland Inc. included therein.

                                   /s/ Ernst & Young LLP

Austin, Texas
February 27, 2004